Exhibit 10.9

BIONOMICS LIMITED

ABN 53 075 582 740

EMPLOYEE SHARE PLAN

TERMS OF THE PLAN

BIONOMICS LIMITED

TERMS OF THE EMPLOYEE SHARE PLAN

1.	DEFINITIONS AND INTERPRETATION

1.1.	Definitions

In these Terms, unless the context otherwise requires:

“Acceptance Closing Day” means the day determined by the Board as being the last day on which an Eligible Employee may accept Employee Shares.

“ASX” means Australian Stock Exchange Limited ACN 008 624 691.

“ASX Listing Rules” means the Official Listing Rules of the ASX, any other applicable rules of the ASX each as amended or replaced from time to time, except to the extent of any express written waiver by the ASX.

“Board” means the board of directors of the Company from time to time.

“Business Day” has the meaning given to it in the ASX Listing Rules.

“Company” means Bionomics Limited ABN 53 075 582 740

“Eligible Employee” means:

(a)

a person who is an employee of the Company or a related body corporate of the Company and who has been a full-time or part-time employee of the Company or the related body corporate for a period (whether continuous or not) of not less than 12 months (or such shorter period as the Board may determine); or

(b)	a director of the Company or a related body corporate of the Company;

but does not include persons with a shareholding in the Company of greater than 5% of its issued capital, or who have the capacity to control over 5% of the voting rights attaching to the Company’s issued capital.

“Employee Share” means a Share granted under the ESP.

“ESP” means this Employee Share Plan.

“Offer” means an offer to Eligible Employees to take Employee Shares.

“Share” means a fully paid ordinary share in the Company.

1.2.	Interpretation Rules

In these Terms:

(a)	a reference to the Terms is a reference to the Terms as amended, varied or supplemented from time to time;

(b)	a reference to any legislation or a provision of any legislation includes:

(i)	all regulations, orders or instruments issued under the legislation or provision; and

(ii)	any modification, consolidation, amendment, re-enactment, replacement or codification of such legislation or provision;

(c)	words or expressions:

(i)	importing the singular include the plural and vice versa;

(ii)	importing a gender include the other genders;

(d)	where a word or phrase is defined or given a meaning, any other part of speech or grammatical form has a corresponding meaning;

(e)	a reference to a clause number is a reference to a clause of the Terms.

2.	COMMENCEMENT OF ESP

The ESP will take effect from such date as the Board may determine.

3.	ADMINISTRATION OF ESP

The ESP will be administered by the Board through the Compensation Committee, which has the power to:

(a)	determine appropriate procedures for administration of the ESP consistent with these Terms;

(b)	resolve conclusively all questions of fact or interpretation arising in connection with the ESP;

(c)	subject to any restrictions imposed by the Corporations Act or the ASX Listing Rules:

(i)	revoke or amend the terms of this ESP; and

(ii)	suspend or terminate this ESP;

but no such revocation, amendment, suspension or termination will affect the rights of an Eligible Employee who accepted Employee Shares before the date of the revocation, amendment, suspension or termination, or the terms of those Employee Shares.

4.	INVITATIONS TO PARTICIPATE

4.1.	Board to Determine

The Board will have the sole discretion to determine which Eligible Employees are to be issued Offers and when those Offers are to be made.

4.2.	Offer Requirements

Each Offer will be accompanied by a form which specifies:

(a)	the date as at which the value of Shares will be used to determine the number of Employee Shares to be issued to each participating Eligible Employee (up to a value of $1,000);

(b)	the date of the Acceptance Closing Day;

(c)	the manner in which the Offer may be accepted; and

(d)	any conditions which must be satisfied or circumstances which must exist before any or all of the Employee Shares are issued.

5.	ACCEPTANCE BY ELIGIBLE EMPLOYEE

In order to accept Employee Shares to which he or she is entitled, an Eligible Employee must:

(a)	comply with the manner of acceptance specified in the Offer in relation to those Employee Shares; and

(b)	ensure that such acceptance is received at the Company’s registered office or such other address as the Company may specify by no later than 5.00pm (Adelaide time) on the Acceptance Closing Day.

However, if an Eligible Employee fails to comply with the above requirements the Board has a discretion to treat the acceptance as valid.

6.	GRANT OF EMPLOYEE SHARES

Upon an Eligible Employee complying with the requirements of clause 5 but subject to any conditions or circumstances referred to in clause 4.2(d), the Company must issue to that Eligible Employee, at no cost, the number of Employee Shares accepted by the Eligible Employee (but such number must not exceed the number of Employee Shares offered to the Eligible Employee under the terms of the Offer).

7.	CONSIDERATION AND RANKING

7.1.	Consideration

No consideration is payable by an Eligible Employee to subscribe for Shares offered under the ESP.

7.2.	Ranking

Employee Shares will rank equally with, and have the same rights and entitlements as, other ordinary shares in the Company on issue as at the date the Employee Shares are allotted, other than any right or entitlement which has accrued prior to the date of allotment of the Employee Shares.

8.	TRANSFER

8.1.	Restriction on Transfer

Without the consent of the Board, an Eligible Employee may not assign, transfer or otherwise deal with Shares issued under the ESP until after the expiry of 3 years from the date the Shares were issued.

8.2.	Enforcement of Restriction

Shares issued under the ESP will be held in a locked holding on the share register for 3 years from the date the Shares are issued.

8.3.	Exceptions

Despite clauses 8.1 and 8.2, Shares issued under the ESP may be assigned, transferred or otherwise dealt with when an Eligible Employee ceases to be employee of the Company.

9.	COMPLIANCE WITH ASX LISTING RULES

If there is an inconsistency between the ASX Listing Rules and these terms and conditions, these terms and conditions will be deemed to be altered to the extent necessary to comply with the ASX Listing Rules.

10.	GOVERNING LAW

These terms and conditions are governed by the laws of South Australia.